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                                                                    EXHIBIT 99.3
                                                                    ------------

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

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
                     Description                           Balance at
                                                          Beginning of                                             Balance at End
                                                             Period            Additions           Deductions         of Period
----------------------------------------------------------------------------------------------------------------------------------

Allowance for Doubtful Accounts:
   Year Ended January 3, 1998                                 $   375,000         $   494,000          $  255,000      $   614,000
                                                              ===========         ===========          ==========      ===========

   Year Ended January 2, 1999                                 $   614,000         $   816,000          $  278,000      $ 1,152,000
                                                              ===========         ===========          ==========      ===========

   Year Ended January 1, 2000                                 $ 1,152,000         $   457,000          $  677,000      $   932,000
                                                              ===========         ===========          ==========      ===========

 Store Closure and Other Reserves:
    Store Closure Reserve                                     $ 4,755,000         $ 3,395,000          $2,684,000      $ 5,466,000
    Transaction Fee Accrual                                       227,000                   -             227,000                -
    Legal Accrual                                               1,197,000                   -             548,000          649,000
    Lease Obligation Accrual                                    1,026,000                   -             867,000          159,000
    Finders' Fee Accrual                                          735,000                   -             735,000                -
    Severance and Related Costs Accrual                           116,000                   -             116,000                -
                                                              -----------         -----------          ----------      -----------

 Year Ended January 3, 1998                                   $ 8,056,000         $ 3,395,000          $5,177,000      $ 6,274,000
                                                              ===========         ===========          ==========      ===========

    Store Closure Reserve                                     $ 5,466,000         $11,103,000          $1,858,000      $14,711,000
    Legal Accrual                                                 649,000                   -             267,000          382,000
    Lease Obligation Accrual                                      159,000                   -             159,000                -
                                                              -----------         -----------          ----------      -----------

 Year Ended January 2, 1999                                   $ 6,274,000         $11,103,000          $2,284,000      $15,093,000
                                                              ===========         ===========          ==========      ===========

    Store Closure Reserve                                     $14,711,000         $ 2,239,000          $9,756,000      $ 7,194,000
    Legal Accrual                                                 382,000                   -             148,000          234,000
                                                              -----------         -----------          ----------      -----------

 Year Ended January 1, 2000                                   $15,093,000         $ 2,239,000          $9,904,000      $ 7,428,000
                                                              ===========         ===========          ==========      ===========

 Impairment Reserve (1):
   Stores to be Closed                                        $ 6,733,000         $ 1,423,000          $3,507,000      $ 4,649,000
   Stores to be Franchised                                      3,119,000           1,077,000             492,000        3,704,000
                                                              -----------         -----------          ----------      -----------

 Year Ended January 3, 1998                                   $ 9,852,000         $ 2,500,000          $3,999,000      $ 8,353,000
                                                              ===========         ===========          ==========      ===========

   Stores to be Closed                                        $ 4,643,000         $ 2,477,000          $2,115,000      $ 5,005,000
   Stores to be Franchised                                      3,710,000             973,000           1,260,000        3,423,000
                                                              -----------         -----------          ----------      -----------

 Year Ended January 2, 1999                                   $ 8,353,000         $ 3,450,000          $3,375,000      $ 8,428,000
                                                              ===========         ===========          ==========      ===========

   Stores to be Closed                                        $ 5,005,000         $   116,000          $3,194,000      $ 1,927,000
   Stores to be Franchised                                      3,423,000             454,000           1,322,000        2,555,000
                                                              -----------         -----------          ----------      -----------

 Year Ended January 1, 2000                                   $ 8,428,000         $   570,000          $4,516,000      $ 4,482,000
                                                              ===========         ===========          ==========      ===========

(1) The impairment reserve reduces the carrying amounts of property and equipment at stores to be closed to zero and the carrying amounts of property and equipment at stores to be franchised to net realizable values.
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